UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Nabeel Hyatt from the Board of Directors

On December 31, 2024, Nabeel Hyatt resigned from the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) as a Class I director of the Board and from the Nominating, Corporate Governance, and Social Responsibility Committee, effective the same date. Mr. Hyatt’s decision to resign from the Board was not the result of any disagreement related to the Company’s operations, policies or practices.

Appointment of Erin Wallace to the Board of Directors

Effective January 1, 2025, the Board appointed Erin Wallace to serve as a Class II director of the Board to fill an existing vacancy in such class. Ms. Wallace will serve on the Board until the Company’s 2026 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The Board has affirmatively determined that Ms. Wallace is qualified to serve as an “independent director” in accordance with the requirements of The Nasdaq Stock Market LLC, and the Securities and Exchange Commission.

Ms. Wallace, age 65, has over 30 years of industry experience and nearly 10 years as a board member. She served as the Chief Operating Officer at Great Wolf Resorts, Inc., an entertainment and hospitality corporation, from August 2016 to December 2019. She also served as the Chief Operating Officer of The Learning Care Group, Inc., a childcare and early childhood education company, from February 2015 to August 2016. Ms. Wallace’s business experience includes several leadership roles with The Walt Disney Company, a mass media and entertainment corporation, from 1985 to 2015. Since October 2015, Ms. Wallace has served as a director of FirstService Corporation a North American leader in the property services sector, where she chairs the Governance Committee and is a member of the Executive Compensation Committee. Ms. Wallace also serves on the Board of Directors of Coast Entertainment Holdings Limited, an entertainment and leisure company, since January 2022. She received a Master of Business Administration from Rollins College and a Bachelor of Science in Industrial Engineering from the University of Florida.

The Company entered into an indemnification agreement with Ms. Wallace, which is on substantially the same terms as the indemnification agreements with the Company’s other directors and executive officers. The Company has previously filed a form of indemnification agreement as Exhibit 10.28 to the Current Report on Form 8-K on January 24, 2022, which is incorporated by reference herein.

Ms. Wallace is entitled to cash and equity compensation for her service on the Board and any committees in the amounts approved by the Board and as the Company generally provides to independent directors. There is no arrangement or understanding between Ms. Wallace and any other person pursuant to which Ms. Wallace was appointed as a member of the Board. There are no transactions, relationships or agreements between Ms. Wallace and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Wallace does not have a family relationship with any member of the Board or any of the Company’s executive officers.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the appointment of Ms. Wallace to the Board and the appointment of Janice Sears as Chairperson of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release Dated January 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: January 6, 2025	By:	/s/ Francis Davidson
	Name:	Francis Davidson
	Title:	Chief Executive Officer